EXHIBIT 10.7


                          AMENDMENTS TO
        THE CARNIVAL CORPORATION NONQUALIFIED RETIREMENT PLAN
                FOR HIGHLY COMPENSATED EMPLOYEES




     The Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees (the "Plan") is hereby amended as of August 29, 1997, effective December 31, 1997 as follows:

     (1)  The preamble of the Plan is amended to read as follows:

     Carnival Corporation (the "Company"), a corporation with its principal office in Miami, Florida, established, effective January 1, 1989, an unfunded, nonqualified plan for a select group of management or highly compensated employees. The Plan was amended and restated, effective January 1, 1995, to incorporate certain changes that the Company determined to be necessary. The Plan is amended, effective December 31, 1997, to provide that benefit accruals under the Plan will cease for those Participants who made a one-time irrevocable election to participate in The "Fun Ship " Nonqualified Savings
     Plan, as follows:

     (2)The following sentence is added to the end of Section 1.6 of the Plan as follows:

          Notwithstanding the foregoing, after December 31, 1997 no Benefit Accrual Years of Service shall be credited to any Participant under this Plan who made a one-time irrevocable election effective as of January 1, 1998 to participate in The "Fun Ship " Nonqualified Savings Plan.

     (3) The following sentence is added to the end of Section 2.1 of the Plan as follows:

          Notwithstanding the foregoing, effective January 1, 1998, for purposes of Articles 2 and 3 and for determining a Participant's Benefit Accrual Years of Service and Vesting Years of Service, no individual who elected to participate in The "Fun Ship "
     Nonqualified Savings Plan shall continue active participation in the Plan. Effective January 1, 1998, no individual shall become eligible to become a Participant hereunder.

     (4) The following sentence is added to the end of Section 5.1 of the Plan as follows:

          Notwithstanding the foregoing, any Participant who made a one-time irrevocable election to participate in The "Fun Ship "
     Nonqualified Savings Plan, effective as of January 1, 1998, shall become fully vested in his Retirement Benefit.

     (5) The last sentence of Section 1.9 of the Plan is amended to read as follows:

          Employee's Compensation shall not exceed the maximum compensation rate under section 401(a)(17) of the Code (determined without regard to the reduction to $150,000 (i.e., $250,000 for 1996) as further indexed for cost of living by reference to the annual percentage change of the CPI-U, U.S. City Average, All Items (non-seasonally adjusted) for the period from August to August of the preceding year (i.e. the annual change published in September of the year prior to the year the compensation limit is in effect).